Exhibit 10.21

RIGETTI & CO, INC.

2013 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT GRANT NOTICE

Rigetti & Co, Inc. (the “Company”), pursuant to Section 9 of the Company’s 2013 Equity Incentive Plan (the “Plan”), hereby awards to Participant Restricted Stock Units (“RSUs”) for the number of shares of the Company’s Common Stock set forth below (the award of RSUs is sometimes referred to generally as the “Award” and the Common Stock subject to the Award is sometimes referred to as the “Stock”). The Award is subject to all of the terms and conditions as set forth herein and in the Plan and the Restricted Stock Unit Agreement (the “RSU Agreement”), both of which are attached hereto and incorporated herein in their entirety. Capitalized terms not otherwise defined herein will have the meanings set forth in the Plan or the RSU Agreement. In the event of any conflict between the terms in the RSU Agreement and the Plan, the terms of the Plan will control.

Participant:

Date of Grant:

Vesting Commencement Date:

Number of RSUs (Stock subject to RSUs):

Expiration Date:

Vesting Schedule:	The RSUs will vest as set forth in Exhibit A to this Grant Notice. Time-based vesting will occur in accordance with the following schedule (subject to Participant continuing as a Service Provider on each such vesting date): [One-forty eighth (1/48th) of the total number of RSUs (rounded down, except for the final scheduled vesting installment) will satisfy time-based vesting on each monthly anniversary of the Vesting Commencement Date over a period of four years.] [One fourth (1/4th) of the total number of RSUs (rounded down) will satisfy time-based vesting on the one-year anniversary of the Vesting Commencement Date and thereafter one-thirty sixth (1/36th) of the total number of RSUs (rounded down, except for the final scheduled vesting installment) will satisfy time-based vesting on each subsequent monthly anniversary (measured from the one-year anniversary date).]

Issuance Schedule:	Subject to any change on a Capitalization Adjustment, one share of Common Stock will be issued for each Restricted Stock Unit that vests at the time set forth in Section 6 of the RSU Agreement.

Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this Restricted Stock Unit Grant Notice, the RSU Agreement and the Plan. Participant further acknowledges that as of the Date of Grant, this Restricted Stock Unit Grant Notice, the RSU Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of the Common Stock pursuant to the Award specified above and supersede all prior oral and written agreements on the terms of this Award with the exception, if applicable, of: (i) the written employment agreement or offer letter agreement entered into between the Company and Participant specifying the terms that should govern this specific Award, and (ii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law.

By accepting this Award, Participant consents to receive Plan documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

Attachments: Vesting Schedule, RSU Agreement and 2013 Equity Incentive Plan

RIGETTI & CO, INC.:		PARTICIPANT:

By:
	Signature	Signature
Title:		Date:
Date:

RIGETTI & CO, INC.

2013 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT GRANT NOTICE

EXHIBIT A

VESTING SCHEDULE

The RSU Award will vest and the shares of Common Stock subject to the RSUs will be issued in accordance with the terms of the applicable Restricted Stock Unit Agreement upon the satisfaction of both the Time-Based Vesting Requirement and the Liquidity-Event Vesting Requirement. Failure to satisfy both of the vesting requirements will result in termination and forfeiture of the RSUs. A RSU that has satisfied both the Time-Based Vesting Requirement and the Liquidity-Event Vesting Requirement is a “Vested RSU.” As used in the Restricted Stock Unit Agreement, the word “vests” or “vested” means that the RSU has met both such conditions (unless otherwise specifically provided in the RSU Agreement).

Time-Based Vesting Requirement. The time-based vesting requirement with respect to the RSUs or any time-based installment or tranche of the RSUs is satisfied if the Participant has remained a Service Provider from the Date of Grant of the RSUs through the applicable time-based vesting date set forth in the Participant’s Grant Notice. Time-based vesting shall cease as of the date that the Participant’s status as a Service Provider ceases for any reason, whether initiated by Participant or the Company, and with or without Cause, and any RSUs that have not vested under the time-based vesting requirement shall terminate and be forfeited back to the Company on the date that Participant’s Service Provider status terminates. For clarity, once a RSU has satisfied the time-based vesting requirement, Participant can thereafter terminate its status as a Service Provider before the consummation of a Liquidity Event and the Participant will retain the RSUs that have satisfied time-based vesting, but the RSUs will terminate upon the Expiration Date.

Liquidity-Event Vesting Requirement. The liquidity-event vesting requirement with respect to the RSUs is satisfied upon the consummation of a Liquidity Event before the Expiration Date of the RSUs. A “Liquidity Event” is the consummation before the Expiration Date of the first to occur of any of the following: (i) a Change in Control (as defined in the Plan and including the requirement that a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A of the Code), (ii) the date following the effective date of a registration statement of the Company filed under the Securities Act (as defined in the Plan) for the sale of the Company’s common stock (an “IPO”), (iii) the settlement of the initial trade of shares of the Company’s common stock on the Nasdaq Global Select Market, the New York Stock Exchange or another exchange or marketplace approved by the Board by means of an effective registration statement under the Securities Act that registers shares of existing common stock of the Company for resale (a “Direct Listing”), or (iv) the Company’s consummation of a merger or consolidation with a special purpose acquisition company (“SPAC”) or its subsidiary in which the common stock (or similar securities) of the surviving or parent entity are publicly traded in a public offering pursuant to an effective registration statement under the Securities Act (a “SPAC Transaction”).

RIGETTI & CO, INC.

2013 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) and this Restricted Stock Unit Agreement (the “Agreement”), Rigetti & Co, Inc. (the “Company”) has awarded you (“Participant”) Restricted Stock Units (sometimes referred to generally herein as the “Award”) pursuant to Section 9 of the Company’s 2013 Equity Incentive Plan (the “Plan”) for the number of shares of Common Stock (“Stock”) indicated in the Grant Notice. Capitalized terms not explicitly defined in this Agreement or the Grant Notice will have the same meanings given to them in the Plan. The details of your Award, in addition to those set forth in the Grant Notice, are as follows.

1. GRANT OF THE RSUS. This Award represents the right to be issued on a future date one (1) share of Stock for each Restricted Stock Unit that vests on the applicable vesting date(s) (subject to any adjustment under Section 3 below) as indicated in the Grant Notice. Notwithstanding the foregoing, the Company reserves the right to pay you the cash equivalent of Common Stock, in part or in full satisfaction of the delivery of Stock in connection with the vesting of the RSUs, and, to the extent applicable, references in this Agreement and the Grant Notice to Stock or Common Stock issuable in connection with your RSUs will include the potential issuance of its cash equivalent pursuant to such right. This Award was granted in consideration of your services to the Company.

2. VESTING. Subject to the limitations contained herein, your RSUs will vest, if at all, in accordance with the vesting provisions set forth in the Grant Notice, provided that any additional time-based vesting will cease upon the termination of your relationship with the Company as a Service Provider. Upon such termination of your relationship as a Service Provider, any RSUs that have not satisfied the time-based vesting requirements on the date of such termination will be forfeited at no cost to the Company and you will have no further right, title or interest in or to the RSUs that are forfeited or such underlying shares of Common Stock. Any RSUs, for which time-based vesting has been satisfied as of the date your status as a Service Provider ends, will remain in existence following your termination as a Service Provider until the earliest of the Expiration Date of the RSUs, the occurrence of a Liquidity Event (as defined in the Grant Notice), or until any date that termination of the RSUs is otherwise permitted under the Plan.

3. NUMBER OF SHARES. The number of shares of Stock subject to your Award may be adjusted from time to time for Capitalization Adjustments, as provided in the Plan. Any additional Stock, cash or other property that becomes subject to the Award pursuant to this Section 3, if any, will be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other RSUs and Stock covered by your Award. Notwithstanding the provisions of this Section 3, no fractional shares or rights for fractional shares of Common Stock will be created pursuant to this Section 3. Any fraction of a share will be rounded down to the nearest whole share.

4. SECURITIES LAW COMPLIANCE. You may not be issued any Stock under your Award unless the shares of Stock underlying the RSUs are either (i) then registered under the Securities Act, or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award must also comply with other applicable laws and regulations governing the Award, and you will not receive such Stock if the Company determines that such receipt would not be in material compliance with such laws and regulations.

5. TRANSFER RESTRICTIONS. Prior to the time that the Stock subject to your RSUs has been delivered to you, you may not transfer, pledge, sell or otherwise dispose of the RSUs or the Stock issuable in respect of your RSUs, except as expressly provided in this Section 5. For example, you may not use Stock that may be issued in respect of your RSUs as security for a loan. The restrictions on transfer set forth herein will lapse upon delivery to you of Stock in respect of your vested RSUs.

(a) Death. Your Award is transferable by will and by the laws of descent and distribution. At your death, vesting of your RSUs will cease and the executor or administrator of your estate will be entitled to receive, on behalf of your estate, any Stock or other consideration that was payable upon your death in respect of vested RSUs, but which was not paid or issued before your death.

(b) Domestic Relations Orders. Upon receiving written permission from the Board or its duly authorized designee, and provided that you and the designated transferee enter into transfer and other agreements required by the Company, you may transfer your right to receive the distribution of Stock or other consideration hereunder, pursuant to a domestic relations order or marital settlement agreement or other divorce or separation instrument as permitted by applicable law that contains the information required by the Company to effectuate the transfer. You are encouraged to discuss the proposed terms of any division of this Award with the Company General Counsel prior to finalizing the domestic relations order or marital settlement agreement to verify that you may make such transfer, and if so, to help ensure the required information is contained within the domestic relations order or marital settlement agreement.

6. DATE OF ISSUANCE.

(a) The issuance of Stock in respect of the RSUs is intended to comply with Treasury Regulations Section 1.409A-1(b)(4) and will be construed and administered in such a manner. Subject to the satisfaction of the withholding obligations set forth in this Agreement, in the event one or more RSUs becomes a Vested RSU, the Company will issue to you one (1) share of Stock for each RSU that vests on the applicable vesting date(s) (subject to any adjustment under Section 3 above). The issuance date determined by this paragraph is referred to as the “Original Issuance Date.”

(b) If the Original Issuance Date falls on a date that is not a business day, delivery will instead occur on the next following business day. In addition, in the case of an RSU that vests after the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on a national securities exchange or quotation system, if:

(i) the Original Issuance Date does not occur (1) during an “open window period” applicable to you, as determined by the Company in accordance with the Company’s then-effective policy on trading in Company securities, or (2) on a date when you are otherwise permitted to sell shares of Common Stock on an established stock exchange or stock market, (including but not limited to under a previously established written trading plan that meets the requirements of Rule 10b5-1 under the Exchange Act and was entered into in compliance with the Company’s policies (a “10b5-1 Arrangement”)), and

(ii) either: (1) Withholding Taxes (as defined in Section 11) do not apply; or (2) the Company decides, prior to the Original Issuance Date: (A) not to satisfy the Withholding Taxes by withholding shares of Common Stock from the shares otherwise due, on the Original Issuance Date, to you under this Award; (B) not to permit you to enter into a “same day sale” commitment with a broker-dealer pursuant to Section 11 of this Agreement (including but not limited to a commitment under a 10b5-1 Arrangement); and (C) not to permit you to pay your Withholding Taxes in cash, then the shares that would otherwise be issued to you on the Original Issuance Date will not be delivered on such Original Issuance Date and will instead be delivered on the first business day when you are not prohibited from selling shares of the Company’s Common Stock in the open public market, but in no event later than December 31 of the calendar year in which the Original Issuance Date occurs (that is, the last day of your taxable year in which the Original Issuance Date occurs), or, if and only if permitted in a manner that complies with Treasury Regulations Section 1.409A-1(b)(4), no later than the date that is the 15th day of the third calendar month of the applicable year following the year in which the shares of Common Stock under this Award are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulations Section 1.409A-1(d).

(c) The form of delivery (e.g., a stock certificate or electronic entry evidencing such shares) will be determined by the Company.

7. DIVIDENDS. You will receive no benefit or adjustment to your Award with respect to any cash dividend, stock dividend or other distribution that does not result from a Capitalization Adjustment; provided, however, that this sentence will not apply with respect to any shares of Stock that are delivered to you in connection with your Award after such shares have been delivered to you.

8. RESTRICTIVE LEGENDS. The shares of Stock issued under your Award will be endorsed with appropriate legends as determined by the Company.

9. EXECUTION OF DOCUMENTS. You hereby acknowledge and agree that the manner selected by the Company by which you indicate your consent to your Grant Notice is also deemed to be your execution of your Grant Notice and of this Agreement. You further agree that such manner of indicating consent may be relied upon as your signature for establishing your execution of any documents to be executed in the future in connection with your Award.

10. AWARD NOT A SERVICE CONTRACT.

(a) Nothing in this Agreement (including, but not limited to, the vesting of your RSUs or the issuance of the Stock subject to your RSUs), the Plan or any covenant of good faith and fair dealing that may be found implicit in this Agreement or the Plan, will: (i) confer upon you any right to continue in the employ of, or affiliation with, the Company or a Parent or Subsidiary (an “Affiliate”); (ii) constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (iii) confer any right or benefit under this Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Agreement or Plan; or (iv) deprive the Company of the right to terminate you at will and without regard to any future vesting opportunity that you may have.

(b) By accepting this Award, you acknowledge and agree that the right to continue vesting in the RSUs pursuant to the vesting schedule provided in the Grant Notice may not be earned unless (in addition to any other conditions described in the Grant Notice and this Agreement) you continue as an employee, director or consultant at the will of the Company and affiliate, as applicable (not through the act of being hired, being granted this Award or any other award or benefit) and that the Company has the right to reorganize, sell, spin-out or otherwise restructure one or more of its businesses or Affiliates at any time or from time to time, as it deems appropriate (a “reorganization”). You acknowledge and agree that such a reorganization could result in the termination of your relationship as a Service Provider, or the termination of Affiliate status of your employer and the loss of benefits available to you under this Agreement, including but not limited to, the termination of the right to continue vesting in the RSUs. You further acknowledge and agree that this Agreement, the Plan, the transactions contemplated hereunder and the vesting schedule set forth herein or any covenant of good faith and fair dealing that may be found implicit in any of them do not constitute an express or implied promise of continued engagement as an employee or consultant for the term of this Agreement, for any period, or at all, and will not interfere in any way with the Company’s right to terminate your relationship as a Service Provider at any time, with or without your cause or notice, or to conduct a reorganization.

11. WITHHOLDING OBLIGATIONS.

(a) On each vesting date, and on or before the time you receive a distribution of the Stock underlying your RSU, and at any other time as reasonably requested by the Company in accordance with applicable tax laws, you hereby authorize any required withholding from the Common Stock issuable to you and/or otherwise agree to make adequate provision in cash for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate that arise in connection with your Award (the “Withholding Taxes”). Additionally, the Company or any Affiliate may, in its sole discretion, satisfy all or any portion of the Withholding Taxes obligation relating to your Award by any of the following means or by a combination of such means: (i) withholding from any compensation otherwise payable to you by the Company; (ii) causing you to tender a cash payment; (iii) permitting or requiring you to enter into a “same day sale” commitment, if applicable, with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby you irrevocably elect to sell a portion of the shares of Stock to be delivered in connection with your RSU to satisfy the Withholding Taxes and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Withholding Taxes directly to the Company and/or its Affiliates; or (iv) withholding shares of Common Stock from the Stock issued or otherwise issuable to you in connection with the RSUs with a Fair Market Value (measured as of the date such Stock is issued to you pursuant to Section 6) equal to the amount of such Withholding Taxes; provided, however, that the number of such shares of Common Stock so withheld will not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income; and provided further, that to the extent necessary to qualify for an exemption from application of Section 16(b) of the Exchange Act, if applicable, such share withholding procedure will be subject to the express prior approval of the Company’s Compensation Committee.

(b) Unless the tax withholding obligations of the Company and/or any Affiliate are satisfied, the Company will have no obligation to deliver to you any Stock.

(c) In the event the Company’s obligation to withhold arises prior to the delivery to you of Stock or it is determined after the delivery of Stock to you that the amount of the Company’s withholding obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.

12. TAX CONSEQUENCES. The Company has no duty or obligation to minimize the tax consequences to you of this Award and will not be liable to you for any adverse tax consequences to you arising in connection with this Award. You are hereby advised to consult with your own personal tax, financial and/or legal advisors regarding the tax consequences of this Award and by signing the Grant Notice, you have agreed that you have done so or knowingly and voluntarily declined to do so. You understand that you (and not the Company) will be responsible for your own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

13. UNSECURED OBLIGATION. Your Award is unfunded, and as a holder of a vested RSUs, you will be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares or other property pursuant to this Agreement. You will not have voting or any other rights as a stockholder of the Company with respect to the Stock to be issued pursuant to this Agreement until such Stock is issued to you pursuant to Section 6 of this Agreement. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

14. NOTICES. Any notice or request required or permitted hereunder will be given in writing to each of the other parties hereto and will be deemed effectively given on the earlier of (i) the date of personal delivery, including delivery by express courier, or delivery via electronic means, or (ii) the date that is five (5) days after deposit in the United States Post Office (whether or not actually received by the addressee), by registered or certified mail with postage and fees prepaid, addressed at the following addresses, or at such other address(es) as a party may designate by ten (10) days’ advance written notice to each of the other parties hereto:

COMPANY:          Rigetti & Co, Inc.

Attn: General Counsel

775 Heinz Avenue

Email: legal@rigetti.com

PARTICIPANT: Your address as on file with the Company at the time notice is given

15. HEADINGS. The headings of the Sections in this Agreement are inserted for convenience only and will not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.

16. MISCELLANEOUS.

(a) The rights and obligations of the Company under your Award will be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by, the Company’s successors and assigns.

(b) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c) You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

(d) This Agreement will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e) All obligations of the Company under the Plan and this Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

17. GOVERNING PLAN DOCUMENT. Your RSUs are subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. Your RSU (and any compensation paid or Stock issued under your RSU) is subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company and any compensation recovery policy otherwise required by applicable law. No recovery of compensation under such a clawback policy will be an event giving rise to a right to voluntarily terminate employment upon a resignation for “good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.

18. EFFECT ON OTHER EMPLOYEE BENEFIT PLANS. The value of the RSUs subject to this Agreement will not be included as compensation, earnings, salaries, or other similar terms used when calculating benefits under any employee benefit plan (other than the Plan) sponsored by the Company or any Affiliate except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any or all of the employee benefit plans of the Company or any Affiliate.

19. CHOICE OF LAW. The interpretation, performance and enforcement of this Agreement will be governed by the law of the state of Delaware without regard to that state’s conflicts of laws rules. The parties submit to the jurisdiction of any state or federal courts encompassing the Company’s then principal offices for the resolution of any claims or disputes arising under this Agreement.

20. SEVERABILITY. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

21. AMENDMENT. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by you and by a duly authorized representative of the Company. Notwithstanding the foregoing, this Agreement may be amended solely by the Board by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, and provided that, except as otherwise expressly provided in the Plan, no such amendment materially adversely affecting your rights hereunder may be made without your written consent. Without limiting the foregoing, the Board reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the Award as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change will be applicable only to rights relating to that portion of the Award which is then subject to restrictions as provided herein.

22. COMPLIANCE WITH SECTION 409A OF THE CODE. The RSUs are intended to be exempt from the application of Section 409A of the Code, including but not limited to by reason of complying with the “short-term deferral” rule set forth in Treasury Regulation Section 1.409A-1(b)(4) and any ambiguities herein will be interpreted accordingly. Notwithstanding the foregoing, if it is determined that the RSUs fail to satisfy the requirements of the short-term deferral rule and are otherwise not exempt from, and determined to be deferred compensation subject to Section 409A of the Code, this Award will comply with Section 409A to the extent necessary to avoid adverse personal tax consequences and any ambiguities herein will be interpreted accordingly. If it is determined that the RSUs are deferred compensation subject to Section 409A and you are a “specified employee” (within the meaning set forth in Section 409A(a)(2)(B)(i) of the Code) as of the date of your “separation from service” (within the meaning of Treasury Regulation Section 1.409A-1(h) and without regard to any alternative definition thereunder), then the issuance of any Stock that would otherwise be made upon the date of the separation from service, or within the first six (6) months thereafter will not be made on the originally scheduled date(s) and will instead be issued in a lump sum on the date that is six (6) months and one day after the date of the separation from service, with the balance of the Stock issued thereafter in accordance with the original vesting and issuance schedule set forth above, but if and only if such delay in the issuance of the Stock is necessary to avoid the imposition of adverse taxation on you in respect of the Stock under Section 409A of the Code. Each installment of RSUs that vests, and the issuance of Stock or other payment thereby, is intended to constitute a “separate payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2).

* * * * *

This Restricted Stock Unit Agreement will be deemed to be signed by the Company and the Participant upon the signing by the Participant of the Restricted Stock Unit Grant Notice to which it is attached.